UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2014

   CAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   Delaware

(State or Other Jurisdiction of Incorporation)

000-19029	57-1039637
(Commission File Number)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

   (843) 723-7700

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On October 30, 2014, Carolina Financial Corporation’s wholly-owned bank subsidiary, CresCom Bank, received regulatory approval from the Atlanta Regional Office of the Federal Deposit Insurance Corporation (the “FDIC”) to acquire 13 branches in southeastern North Carolina and South Carolina from First Community Bank, Bluefield, Virginia, pursuant to the Purchase and Assumption Agreement, dated as of August 6, 2014, by and between First Community Bank and CresCom Bank. As CresCom Bank previously received the necessary regulatory approval for the transaction from the South Carolina State Board of Financial Institutions and a notice of non-objection from the Office of the North Carolina Commissioner of Banks, all regulatory approvals required in connection with the transaction have now been obtained. Completion of the transaction remains subject to customary closing conditions. Assuming such conditions are satisfied, CresCom Bank expects to complete the transaction on or about December 12, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION
Registrant

By:	/s/ William A. Gehman, III
Name:	William A. Gehman, III
Title:	Chief Financial Officer

Dated: November 4, 2014

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